                                                     EXHIBIT 21






                          SUBSIDIARIES OF THE COMPANY

                                                                                             OTHER NAME, IP ANY,
                                              STATE OR OTHER JURISDICTION                    THAT THE SUBSIDIARY
NAME                                               OF INCORPORATION                          DOES BUSINESS UNDER
RMI Metals, Inc.                                 Utah                                          Micron Metals, Inc.

TRADCO, Inc.                                     Missouri

Galt Alloys, Inc.                                Ohio

RMI Titanium International, Inc.                 Barbados

RMI Titanium Coiled Tubing, Inc.                 Texas